SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 21, 2003


                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)


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           Delaware                    0-16375                94-3018487
           ---------                   -------                ----------
(State or other jurisdiction of    (Commission File        (I.R.S. Employer
 incorporation or organization)         Number)           Identification No.)
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                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100
          (Address and telephone number of principal executive offices)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     ThermoGenesis Corp. (the "Company") made an initial closing of a private offering of 3,144,194 shares of its common stock and warrants to purchase 11,976 additional shares of common stock at an exercise price of $2.39 per share on March 21, 2003. The Company received gross proceeds of approximately $4,819,000. The Company reserves the right to close on an additional $3.2 million from institutions in discussion with the Company no later than March 31, 2003.

     The private offering was placed through CDC Securities with certain institutional funds. CDC Securities received a 7% fee based on gross proceeds. The Company will use the net proceeds from the offering for general corporate purposes and working capital.

     The terms for the private placement are set forth in the Securities Purchase Agreement, the form of which is attached as Exhibit 10 to this current report. The form of warrants issued in connection with the placement are subject to the terms contained therein, a copy of which is filed as Exhibit 4 to this current report. The warrants are exercisable for a period of 3 years. Under the terms of the Securities Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) EXHIBITS

         Exhibit
         Number            Description
         ------            -----------

         4                 Warrant [Form of]
         10                Securities Purchase Agreement [Form of]
         99                Press Release

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 24, 2003                            THERMOGENESIS CORP.



                                                  /s/ RENEE RUECKER
                                                  ------------------------------
                                                  Renee Ruecker,
                                                  Chief Financial Officer